Media Contact:
Dana M. Harris
Napster
310-281-5000
dana.harris@napster.com

Investor Contacts:
Alex Wellins or Jennifer Jarman
The Blueshirt Group, for Napster
(415) 217-7722
alex@blueshirtgroup.com; jennifer@blueshirtgroup.com

NAPSTER ADDS 48,000 SUBSCRIBERS DURING ITS THIRD QUARTER

AND WILL EXCEED REVENUE ESTIMATES

Company Served 1.2 Billion Downloads and Streams in 2006

LOS ANGELES, Calif. - January 4, 2007 - Napster (Nasdaq: NAPS) today announced that it expects to report results that are ahead of the Company’s prior guidance for the third fiscal quarter ended December 31, 2006. When Napster releases financial results on February 8, 2007, it anticipates reporting more than $28 million in revenue and 566,000 paid worldwide subscribers, including university and Napster Japan subscribers. In addition, Napster reported that its subscribers downloaded 500 million songs and over 700 million music streams in calendar 2006.

“We are pleased that fiscal third quarter results are expected to be ahead of guidance, highlighted by a healthy subscriber increase of approximately 48,000 additions during the period, solid international growth on the heels of the Napster Japan launch and continued expense management,” said Chris Gorog, Napster’s chairman and CEO. “Napster has significantly improved its strategic position over the past twelve months, with a global footprint now including the top four music markets in the world and a robust mobile offering spanning multiple geographies and support from global operators including Cingular and DoCoMo, two of the world’s largest wireless carriers. We look forward to providing further financial and operational updates on our regular quarterly conference call.”

The Company also announced today that it has partnered with Virgin Digital to exclusively market Napster to Virgin Digital’s customers in the U.S. currently using Virgin’s paid music subscription service and paid and free Internet radio products.

Conference Call Information

Napster will host a conference call for analysts and investors at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, February 8, 2007. Participating on the call will be CEO Chris Gorog and CFO Nand Gangwani. To participate on the live call, analysts and investors should dial 800-218-0713 at least ten minutes prior to the call. To participate on the live call from outside the U.S., dial 303-262-2125. Napster will also host a live web cast of the conference call at the "Investor Relations" section of the company’s Web site (http://investor.napster.com). A telephonic replay will also be available for 48 hours following the call by dialing 800-405-2236 and entering passcode 11080708#.

About Napster

Napster (Nasdaq: NAPS) is committed to making great music experiences more accessible to all music fans. Napster.com gives web users the power to legally listen on-demand to a massive catalog of music from major and independent labels, wherever they are on the Web -- for FREE. The Napster music subscription service offers a premium experience that includes unlimited access to CD-quality music and advanced discovery, community and programming features in an advertising-free environment. Napster To Go subscribers also enjoy unlimited transfer of music to a compatible MP3 player. Napster Light, an a la carte download store, and Napster Mobile, a hosted music service featuring artist images, ring tones and full-length songs, round out the Napster digital music lineup. Napster is headquartered in Los Angeles with sales offices in Frankfurt and London. For more information, please visit www.napster.com.

Safe Harbor Statement

Except for historical information, the matters discussed in this press release, in particular matters related to Napster’s strategic position and relationships with wireless carriers are forward-looking statements that are subject to certain risks and uncertainties such as decreased demand for Napster’s products and services; failure of Napster products to interoperate with the hardware products of its customers; intense competition; failure to maintain relationships with strategic partners and content providers; and general economic conditions; that could cause actual results to differ materially from those projected. Additional information on these and other factors are contained in Napster's reports filed with the Securities and Exchange Commission (SEC), including the Company's Quarterly Report on Form 10-Q as filed with the SEC on November 8, 2006, copies of which are available at the website maintained by the SEC at http://www.sec.gov. Napster assumes no obligation to update the forward-looking statements included in this press release.

Copyright (C) 2007 Napster, LLC. All rights reserved. Napster, Napster Mobile, Napster To Go and Napster Light are either trademarks or registered trademarks of Napster, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are owned by their respective owners.